                                   EXHIBIT 23

                         [LETTERHEAD OF DIXON ODOM PLLC]

                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Great Pee Dee Bancorp, Inc.
Cheraw, South Carolina

We consent to the incorporation by reference in the Registration Statement of Great Pee Dee Bancorp, Inc. on Form S-8 (No. 333-79339) of our report dated July 24, 2001 on the consolidated financial statements of Great Pee Dee Bancorp, Inc. and Subsidiary as of and for the years ended June 30, 2001 and 2000, which appears in the 2001 Annual Report on Form 10-KSB of Great Pee Dee Bancorp, Inc.

/s/ Dixon Odom PLLC

Sanford, North Carolina
September 25, 2001